Exhibit 99.1


FRANKLIN CAPITAL CORPORATION
450 PARK AVENUE
NEW YORK, NEW YORK 10022
(212) 486-2323   FAX (212) 755-5451

FOR IMMEDIATE RELEASE

                     FRANKLIN CAPITAL CORPORATION ANNOUNCES
               INTENTION TO LIQUIDATE CURRENT INVESTMENT PORTFOLIO

        NEW YORK, October 28, 2004 - Franklin Capital Corporation (AMEX: FKL) (the "Company") today announced that, in accordance with the restructuring and recapitalization plan previously announced by the Company, the Company intends to liquidate its current investment portfolio and has retained an investment bank to assist it in this process. This portfolio consists of an investment in the preferred stock of Alacra Corporation, a leading provider of business and financial information, and certain contractual rights retained by the Company in connection with its prior investment in Excelsior Radio Networks, Inc., a producer and syndicator of radio programming. The Company's Chairman and Chief Executive Officer, Milton "Todd" Ault, commented, "While no assurances can be made that we will successfully liquidate any portion of our portfolio, the Company has received and continues to be receptive to third-party offers to purchase the individual assets contained in its current investment portfolio. We plan to evaluate each of these offers in light of the best interests of the Company and its stockholders and, if possible, to complete the liquidation of our portfolio in the near term, at which point we will continue to execute on our ongoing restructuring and recapitalization plan."

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the future plans and intentions of the Company. Examples of such statements include, without limitation, the statements of Mr. Ault and statements relating to plans to liquidate the Company's investment portfolio. Readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, specifically the Company's definitive proxy statement on Schedule 14A filed on October 1, 2004 and the Company's most recent reports on Form 10-K and 10-Q. The information in this release is current as of the date of this release, but may not remain accurate as of any future date. The Company does not undertake any duty to update or revise the information provided in this release, except as otherwise required by law.



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Contact:

     Milton "Todd" Ault
     Chairman and Chief Executive Officer
     Franklin Capital Corporation
     450 Park Avenue
     New York, NY 10022
     ph: (212) 486-2323